
                                                                     Exhibit 1.2

================================================================================


                       WILLIAMS COMMUNICATIONS GROUP, INC.

                            (a Delaware corporation)


                     10.70% Senior Redeemable Notes due 2007
                    10.875% Senior Redeemable Notes due 2009


                               PURCHASE AGREEMENT






Dated: September 30, 1999

================================================================================


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                                TABLE OF CONTENTS

                             ----------------------

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                                                                                        PAGE
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
                               PURCHASE AGREEMENT

SECTION 1.  Representations and Warranties by the Company..................................2
         (a)      Compliance with Registration Requirements................................2
         (b)      Good Standing of the Company and Significant Subsidiaries................3
         (c)      Capitalization...........................................................4
         (d)      Authorization of the Notes...............................................4
         (e)      Authorization of the Indenture...........................................4
         (f)      Description of the Notes and the Indenture...............................4
         (g)      Authorization of Agreement...............................................4
         (h)      Absence of Defaults and Conflicts........................................4
         (i)      Registration Rights......................................................5
         (j)      No Material Adverse Change in Business...................................5
         (k)      Financial Statements.....................................................6
         (l)      Independent Accountants..................................................6
         (m)      Title to Property........................................................6
         (n)      Insurance................................................................6
         (o)      Possession of Intellectual Property......................................6
         (p)      Absence of Proceedings...................................................7
         (q)      Absence of Further Requirements..........................................7
         (r)      Absence of Further Required Disclosure...................................7
         (s)      Employee Benefits Matters................................................7
         (t)      Possession of Licenses and Permits.......................................7
         (u)      Absence of Further Transactions..........................................8
         (v)      Accurate Books and Records...............................................8
         (w)      Compliance with Agreements and Law.......................................8
         (x)      Environmental Laws.......................................................8
         (y)      Investment Company Act...................................................9
         (z)      Transactions.............................................................9
SECTION 2.  Sale and Delivery to Underwriters; Closing.....................................9
         (a)      Notes....................................................................9
         (b)      Payment.................................................................10
         (c)      Denominations; Registration.............................................10
SECTION 3.  Covenants of the Company......................................................10
         (a)      Compliance with Securities Regulations and Commission Requests..........10
         (b)      Filing of Amendments....................................................11
         (c)      Delivery of Registration Statements.....................................11
         (d)      Delivery of Prospectuses................................................11
         (e)      Continued Compliance with Securities Laws...............................11


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
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                                                                                        PAGE
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
         (f)      Blue Sky Qualifications.................................................12
         (g)      Rule 158................................................................12
         (h)      Use of Proceeds.........................................................12
         (i)      Restriction on Sale of Securities.......................................12
SECTION 4.  Payment of Expenses...........................................................12
         (a)      Expenses................................................................12
         (b)      Termination of Agreement................................................13
SECTION 5.  Conditions of Underwriters' Obligations.......................................13
         (a)      Effectiveness of Registration Statement.................................13
         (b)      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP. ...................14
         (c)      Opinion of William von Glahn............................................18
         (d)      Opinion of Counsel for Underwriters.....................................20
         (e)      Officers' Certificate...................................................22
         (f)      Accountant's Comfort Letter.............................................22
         (g)      Bring-down Comfort Letter...............................................22
         (h)      Maintenance of Rating...................................................22
         (i)      Additional Documents....................................................23
         (j)      Additional Transactions.................................................23
         (k)      Termination of Agreement................................................23
SECTION 6.  Indemnification...............................................................23
         (a)      Indemnification of Underwriters.........................................23
         (b)      Indemnification of Company, Directors, Officers and Employees...........24
         (c)      Actions against Parties; Notification...................................25
SECTION 7.  Contribution..................................................................26
SECTION 8.  Representations, Warranties and Agreements to Survive Delivery................27
SECTION 9.  Termination of Agreement......................................................28
         (a)      Termination; General....................................................28
         (b)      Liabilities.............................................................28
SECTION 10.  Default by One or More of the Underwriters...................................28
SECTION 11.  Notices......................................................................29
SECTION 12.  Parties......................................................................29
SECTION 13.  Governing Law and Time.......................................................29
SECTION 14.  Effect of Headings...........................................................29


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                       WILLIAMS COMMUNICATIONS GROUP, INC.

                            (a Delaware corporation)

                                 $2,000,000,000

              $500,000,000 10.70% Senior Redeemable Notes due 2007
             $1,500,000,000 10.875% Senior Redeemable Notes due 2009

                               PURCHASE AGREEMENT


                                                              September 30, 1999

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
Lehman Brothers Inc.
Salomon Smith Barney Inc.
as Representatives of the several Underwriters
c/o   Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

         Williams Communications Group, Inc., a Delaware corporation (the "COMPANY"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH") and each of the other Underwriters named in Schedule A hereto (collectively, the "UNDERWRITERS", which term shall also include any underwriter substituted as hereinafter provided in
Section 10 hereof), for whom Merrill Lynch, Lehman Brothers Inc. and Salomon Smith Barney Inc. are acting as representatives (in such capacity, the "REPRESENTATIVES"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $2.0 billion aggregate principal amount of the Company's 10.70% Senior Redeemable Notes due 2007 (the "10.70% NOTES") and

10.875% Senior Redeemable Notes due 2009 (the "10.875% NOTES," and together with the 10.70% Notes, the "NOTES"). The Notes are to be issued pursuant to an indenture dated as of October 5, 1999 (the "INDENTURE") between the Company and The Bank of New York, as trustee (the "TRUSTEE").

         The Company understands that the Underwriters propose to make a public offering of the Notes as soon as the Representatives deem advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 ACT").

         It is understood that as of the Closing Date (as defined below), the Company will consummate a series of transactions pursuant to which (i) the Company will sell and issue 29,600,000 shares of the Company's Class A Common Stock, par value $0.01 per share (the "COMMON STOCK," and together with the 4,440,000 shares of the Company's Common Stock subject to an option granted to certain underwriters pursuant to the Equity Underwriting Agreement (as defined below), the "STOCK") pursuant to an underwriting agreement (the "EQUITY UNDERWRITING AGREEMENT") of even date herewith and (ii) the Company will have entered into a strategic alliance (the "STRATEGIC ALLIANCE") with SBC Communications Inc. ("SBC") and in connection therewith SBC will make an investment of at least $425 million in the Common Stock as of the Closing Date pursuant to a Securities Purchase Agreement dated February 8, 1999, as amended as of September 24, 1999 (the "SECURITIES PURCHASE AGREEMENT") (all such transactions, as more fully described in the Prospectus (as defined below), shall collectively be referred to herein as the "TRANSACTIONS"). The Transactions shall be deemed to take place simultaneously on the Closing Date and are contingent upon the consummation of one another.

         SECTION 1. Representations and Warranties by the Company. The Company represents, warrants and agrees that:

         (a) Compliance with Registration Requirements. A registration statement on Form S-1 with respect to the Notes has (i) been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the "1933 ACT"), and the rules and regulations (the "1933 ACT RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") thereunder, (ii) been filed with the Commission under the 1933 Act and (iii) become effective under the 1933 Act. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to you. As used in this Agreement, "EFFECTIVE TIME" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "EFFECTIVE DATE" means the date of the Effective Time; "PRELIMINARY PROSPECTUS" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the 1933 Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the 1933


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Act Rules and Regulations; "REGISTRATION STATEMENT" means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus, if any, filed with the Commission pursuant to Rule 424(b) of the 1933 Act Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the 1933 Act Rules and Regulations ("RULE 430A"); and "PROSPECTUS" means the prospectus used to confirm sales of the Notes. If the Company has filed an abbreviated registration statement to register additional Notes pursuant to Rule 462(b) under the 1933 Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement. To the best of the Company's knowledge, the Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

         The Registration Statement conforms in all material respects, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the 1933 Act and the 1933 Act Rules and Regulations as well as with the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 ACT REGULATIONS") and do not and will not, as of the applicable Effective Date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

         (b) Good Standing of the Company and Significant Subsidiaries. The Company and each of its significant subsidiaries (as defined in Rule 1-02 of Regulation S-X under the 1933 Act) (each, a "SIGNIFICANT SUBSIDIARY" and collectively, "SIGNIFICANT SUBSIDIARIES"), which are listed on Schedule C hereto, have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where failure to have such qualifications would not, singly or in the aggregate, have a material adverse effect on the consolidated financial position, results of operation, business or prospects of the Company and its subsidiaries, taken as a whole, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.


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          (c) Capitalization. The Company has an authorized capitalization as set forth in the Prospectus and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

          (d) Authorization of the Notes. The Notes have been duly authorized and, at the Closing Time (defined below), will have been duly executed by the Company and, when authenticated and issued in the manner provided for in the Indenture and delivered to the Trustee against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally or except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the forms contemplated by, and entitled to the benefits of, the Indenture.

          (e) Authorization of the Indenture. The Indenture has been duly authorized by the Company and duly qualified under the 1939 Act and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (f) Description of the Notes and the Indenture. The Notes and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus; the Indenture will be in substantially the form filed as an exhibit to the Registration Statement and the Notes will be substantially in the form contained in the Indenture.

          (g) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

          (h) Absence of Defaults and Conflicts. The execution, delivery and performance of this Agreement, the Indenture, the Notes and each of the other documents


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to be entered into in connection with the Transactions by the Company and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, other than such conflicts, agreements, breaches, violations or defaults which, singly or in the aggregate, would not have a material adverse effect on the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its Significant Subsidiaries or any statute or any order, rule or regulation known to the Company of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties or assets; and except for the registration of the Stock and the Notes under the 1933 Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "1934 ACT"), the 1933 Act, the 1939 Act, applicable state securities laws and securities laws of foreign jurisdictions in connection with the purchase and distribution of the Notes by the Underwriters and the purchase and distribution of the Stock by the underwriters named in the Equity Underwriting Agreement, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

          (i) Registration Rights. Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include any securities of the Company in the securities registered pursuant to the Registration Statement.

          (j) No Material Adverse Change in Business. Neither the Company nor any of its Significant Subsidiaries has sustained, since the respective dates as of which information is given in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that has resulted in, or is reasonably likely to result in, a material adverse change in the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the


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


consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

          (k) Financial Statements. The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly, in all material respects, the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be indicated in the notes thereto.

          (l) Independent Accountants. Ernst & Young, who have certified certain financial statements of the Company, whose report appears in the Prospectus and who have delivered the initial letter referred to in Section 5(f) hereof, are independent public accountants as required by the 1933 Act and the 1933 Act Rules and Regulations; and Deloitte & Touche, whose report appears in the Prospectus, were independent accountants as required by the 1933 Act and the 1933 Act Rules and Regulations during the periods covered by the financial statements on which they reported.

          (m) Title to Property. The Company and each of its Significant Subsidiaries have good title to all real property and good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the conduct of business of the Company and its subsidiaries, taken as a whole; and all assets held under lease by the Company and its Significant Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the conduct of business of the Company and its subsidiaries, taken as a whole.

          (n) Insurance. The Company and each of its Significant Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company believes is adequate for the conduct of their respective businesses and the value of their respective properties and as the Company believes is customary for companies engaged in similar businesses in similar industries.

          (o) Possession of Intellectual Property. The Company and each of its Significant Subsidiaries own or possess, or can acquire on reasonable terms, adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others which, singly or in the aggregate, in the judgment of the Company, is reasonably

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likely to result in any material adverse change in the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole.

          (p) Absence of Proceedings. Except as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property or assets of the Company or any of its Significant Subsidiaries is the subject which, if determined adversely to the Company or any of its Significant Subsidiaries, might have a material adverse effect on the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (q) Absence of Further Requirements. There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement.

          (r) Absence of Further Required Disclosure. No business or related party transaction exists which is required by Item 404 of Regulation S-K to be described in the Prospectus which is not so described.

          (s) Employee Benefits Matters. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "REPORTABLE EVENT" (as defined in ERISA) has occurred with respect to any "PENSION PLAN" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "PENSION PLAN" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); and each "PENSION PLAN" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (t) Possession of Licenses and Permits. The Company has filed all material federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, other than those filings or payments being contested in good faith, and the Company has not received notice that any tax deficiency has been determined adversely to the Company or any of its Significant Subsidiaries which has had or is reasonably likely to have a material adverse effect on the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole.

          (u) Absence of Further Transactions. Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus or with respect to the subsequent issuance of shares of Common Stock, if any, pursuant to employee or director benefit plans, the Company has not (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business, except, in case of (ii) and (iii), for such liabilities, obligations or transactions that have not had or are not reasonably expected to have, a material adverse effect on the consolidated financial conditions, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole or (iv) declared or paid any dividend on its capital stock.

          (v) Accurate Books and Records. The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

          (w) Compliance with Agreements and Law. Neither the Company nor any of its Significant Subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business except, in case of (ii) and (iii), for such defaults, violations, or failures to obtain such authorizations or permits that have not had or are not reasonably expected to have, a material adverse effect on the consolidated financial condition, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole.

          (x) Environmental Laws. There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its

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Significant Subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its Significant Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a material adverse effect on the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its Significant Subsidiaries or with respect to which the Company or any of its Significant Subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole; and the terms "HAZARDOUS WASTES", "TOXIC WASTES", "HAZARDOUS SUBSTANCES" and "MEDICAL WASTES" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

          (y) Investment Company Act. Neither the Company nor any subsidiary is, or, as of the Closing Date after giving effect to the Transactions and the application of the net proceeds therefrom as described in the Prospectus, will be, an "investment company" as defined in the Investment Company Act of 1940, as amended.

          (z) Transactions. On or prior to the Closing Date, each of the documents to be entered into in connection with the Transactions (other than this Agreement) will have been duly authorized, executed and delivered by the Company in substantially the form previously provided to the Underwriters and will conform to the descriptions thereof in the Prospectus.

         SECTION 2.  Sale and Delivery to Underwriters; Closing.

          (a) Notes. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of Notes set forth in Schedule A opposite the name of such

Underwriter, plus any additional principal amount of Notes which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

          (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Notes shall be made at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (Eastern time) on the fourth full business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "CLOSING TIME").

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Notes to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Notes which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Notes to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

          (c) Denominations; Registration. Certificates for the Notes shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time. The Notes, which may be in temporary form, will be made available for examination and packaging by the Representatives in the City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

         SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

          (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary, if any, pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of any such prospectus was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. If any stop order is issued, the Company will make every reasonable effort to obtain the lifting thereof.

          (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representatives with copies of any such documents and will obtain the consent of the Representatives to the filing, which consent shall not be unreasonably withheld.

          (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith), and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"), except to the extent permitted by Regulation S-T.

          (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Rules and Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Notes, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time they were made, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Rules and Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

          (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may reasonably designate and to maintain such qualifications in effect for such period of time that is necessary to complete the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

          (g) Rule 158. The Company will make generally available to its securityholders as soon as practicable an earnings statement (which need not be audited) for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Notes in the manner specified in the Prospectus under "USE OF PROCEEDS".

          (i) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch on behalf of the Underwriters, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer, any debt securities, or any securities convertible into or exercisable or exchangeable for debt securities, or file a registration statement under the 1933 Act with respect to the foregoing.

         SECTION 4. Payment of Expenses. (a) Expenses. The Company will pay all expenses incident to (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Notes, (iii) the preparation, issuance and delivery of the certificates for the Notes to the Underwriters, (iv) the fees and disbursements of the Company's counsel and accountants (v) the qualification of the Notes under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees (not in excess in the aggregate of $10,000) and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Memorandum and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, the Prospectus and any amendments or supplements thereto, (vii) the costs and expenses of the Company relating to investor presentations on any "ROAD SHOW" undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered (with the approval of the Company) in connection with the road show, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, (ix) any fees payable in connection with the rating of the Notes, and (x) the filing fees incident to the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Notes; provided that, except as provided in this Section 4, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Notes which they may sell, and the expenses of advertising the offering of the Notes made by the Underwriters.

          (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters. If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more of the Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective and at

Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with. If applicable, a prospectus containing the information required by Rule 430A shall have been filed with the Commission in accordance with Rule 424(b), or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

         (b) Opinion of Skadden, Arps, Slate, Meagher & Flom LLP. At Closing Time, Skadden, Arps, Slate, Meagher & Flom LLP shall have furnished to the Representatives their written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Time, in form and substance reasonably satisfactory to the Representatives, to the effect that:

               (i) The Company has an authorized capitalization as set forth in the Prospectus under the "Actual" column under the caption "Capitalization", and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus; provided, however, that in rendering the preceding opinion, counsel may rely on a review of the Restated Certificate of Incorporation and By-Laws of the Company, minutes of the Company's Board of Directors, an officer's certificate regarding the outstanding capital stock and a certificate of the transfer agent for the capital stock.

               (ii) At the time the Registration Statement became effective, the Registration Statement, and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Rules and Regulations, except in each case counsel need express no opinion as to the financial statements, schedules and other financial data included therein or excluded therefrom or the exhibits to the Registration Statement, including the Form T-1, and counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (other than as set forth in clause (iii) below).

               (iii) The statements contained in the Prospectus under the caption "Description of the Notes," insofar as they constitute summaries of matters of law or summaries of provisions of the Notes, fairly summarize such laws or such provisions in all material respects; the statements contained in the Prospectus under the captions "Regulation-General regulatory environment"; "--Federal regulation"; "--State regulation" (as to Illinois law, with the exception of the sentences "We are currently authorized to provide intrastate services, at least to some extent, in 50 states," and "In a number of states, we have pending applications for additional authority or are awaiting tariff approval."); and "--Local regulation" (as to Illinois law, with the exception of the sentence "We cannot guarantee that fees will remain at their current levels following the expiration of existing franchises."), insofar as they purport to constitute statements of law or legal conclusions, are correct in all material respects; and the statements contained in the Prospectus under the caption "Important United States Federal Tax Consequences of the Notes to Non-U.S. Holders," insofar as they purport to constitute statements of law or legal conclusions, have been reviewed by counsel and fairly present the information disclosed therein in all material respects.

               (iv) To the best of such counsel's knowledge based solely on discussion with officers of the Company responsible for such matters and review by counsel of documents furnished by them, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Rules and Regulations which have not been described or filed as exhibits to the Registration Statement.

               (v) This Agreement has been duly authorized, executed and delivered by the Company; and each of the other documents listed on a Schedule to counsel's opinion as a "TRANSACTION DOCUMENT" has been duly authorized, executed and delivered by the Company.

               (vi) To the best of such counsel's knowledge, the issue and sale of the Notes by the Company pursuant to this Agreement and the execution, delivery and compliance by the Company with all of the provisions of this Agreement, the Indenture, the Notes and each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Applicable Contract, except to the extent such conflict, breach, violation or default has not resulted in or would not reasonably be expected to result in, a material adverse change in the consolidated financial condition, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its Significant Subsidiaries or any Applicable Law or Applicable Order, or, with respect to this Agreement and the transactions contemplated hereby, the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act or the rules and regulations thereunder; provided, however, that such counsel shall express no opinion in this paragraph (vi) with regard to the anti-fraud or anti-manipulation provisions of the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act or the rules and regulations thereunder or the information contained in, the accuracy, completeness or correctness of, or the adequacy of the disclosure contained in, the Prospectus or the Registration Statement or the responsiveness thereof to the requirements of the 1933 Act and the 1933 Act Rules and Regulations, which matters are covered elsewhere in such counsel's opinion; and, except for the registration of the Stock and the Notes under the 1933 Act and such consents, approvals, filings, authorizations, registrations or qualifications as may be required under the 1934 Act and applicable state securities laws, as to which counsel need express no opinion, in connection with the purchase and distribution of the Notes by the Underwriters and the purchase and distribution of the Stock by the underwriters named in the Equity Underwriting Agreement, no Governmental Approval, is required for the execution, delivery and performance of this Agreement, the Indenture, the Notes or any of the Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby, except for such Governmental Approvals as have been obtained or made.

               (vii) The Company is not an "investment company" as defined in the Investment Company Act of 1940, as amended.

               (viii) The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the waiver contained in Section 3.24 of the Indenture may be deemed unenforceable.

               (ix) The issuance and sale of the Notes have been duly authorized by the Company, and the Notes when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Purchase Agreement, will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) the waiver contained in Section 3.24 of the Indenture may be deemed unenforceable.

               (x) The Notes and the Indenture conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus.

         The term "APPLICABLE CONTRACTS" means those agreements which are specifically identified to counsel by the Company and listed on a Schedule to counsel's opinion and "APPLICABLE LAWS" means the Delaware General Corporation Law and those laws, rules and regulations of the State of New York and the federal laws of the United States of America which, in counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement but without counsel's having made any special investigation concerning any other laws, rules or regulations; provided that the term "APPLICABLE LAWS" does not include securities or antifraud laws of any jurisdiction or the rules and regulations of the National Association of Securities Dealers Inc. The term "APPLICABLE ORDERS" means those orders or decrees of governmental authorities specifically identified to counsel by the Company and listed on a Schedule to counsel's opinion. The term "TRANSACTION DOCUMENTS" means those agreements which are listed on a Schedule to such counsel's opinion. The term "GOVERNMENTAL APPROVALS" means any consent, approval, license, authorization or validation of, or notice to, or filing, recording or registration with, any New York, Delaware or federal executive, legislative, judicial, administrative or regulatory body pursuant to Applicable Laws.

         In rendering the opinion set forth in clause (vi) with respect to conflicts with, defaults under, and breaches or violations of, Applicable Contracts, counsel need not express any opinion with respect to compliance with any covenant, restriction or provision of any Applicable Contract that requires satisfaction of a financial ratio or test or any aspect of the financial condition, results of operations, business or prospects of the Company or any of its subsidiaries.

          Such counsel shall also state that they have been advised that the Registration Statement was declared effective under the 1933 Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the 1933 Act Rules and Regulations specified in such opinion on the date specified therein and, to the knowledge of counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission.
The Indenture has been duly qualified under the 1939 Act.

         In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the Federal laws of the United States of America, to the extent specifically referred therein, the laws of the State of New York and the General Corporation Law of the State of Delaware. Such opinion shall also be to the effect that (x) such counsel has acted as special counsel to the Company in connection with the preparation of the Registration Statement and (y) based on the foregoing, no facts have come to the attention of such counsel which lead them to believe that the Registration

Statement (except for the financial statements and financial schedules and other financial data included therein and the Trustee's Statement of Eligibility on Form T-1, as to which such counsel need express no belief) as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (except as stated above), as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel is not passing upon and is not assuming any responsibility for the accuracy, completeness, or fairness of the statements contained in the Registration Statement or the Prospectus and has not made any independent check or verification thereof (other than as set forth in clause
(iii) above).

          (c) Opinion of William von Glahn. At Closing Time, William von Glahn, Senior Vice President, Law of the Company, shall have furnished to the Representatives his written opinion, addressed to the Underwriters and dated the Closing Time, in form and substance reasonably satisfactory to the Representatives, to the effect that:

               (i) The Company and each of its Significant Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except to the extent such failure to be qualified or in good standing would not have a material adverse effect on the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole, and have all corporate power and authority necessary to own or hold their respective properties and conduct the businesses in which they are engaged as described in or contemplated by the Registration Statement.

               (ii) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property or assets of the Company or any of its Significant Subsidiaries is the subject which, if determined adversely to the Company or any of its Significant Subsidiaries, could reasonably be expected to have a material adverse effect on the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole; and, to the best of such counsel's knowledge, no such proceedings are threatened or pending by governmental authorities or threatened by others.

               (iii) Except as described in the Prospectus, to the best of such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement.

               (iv) The Company is in compliance in all material respects with all presently applicable provisions of ERISA; no "reportable event" (as defined in ERISA) has occurred with respect to any "PENSION PLAN" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under
         (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "PENSION PLAN" or (ii) Sections 412 or 4971 of the Code; and each "PENSION PLAN" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

               (v) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its Significant Subsidiaries (or, to the knowledge of such counsel, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased (but not including property on which the Company had or has easements or similar rights) by the Company or its Significant Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a material adverse effect on the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its Significant Subsidiaries or with respect to which the Company or any of its Significant Subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the consolidated financial position, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole.

               (vi) The statements contained in the Prospectus under the captions "Relationships and Related Party Transactions," "Relationship Between the Company and Williams" and "Description of Other Indebtedness and Other Financing Arrangements," insofar as they constitute summaries of legal matters and the documents listed on a Schedule to such counsel's opinion, fairly summarize such legal matters and documents in all material respects.

         In rendering such opinion, such counsel may state that his opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the State of Oklahoma and the General Corporation Law of the State of Delaware.

          (d) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received from Davis Polk & Wardwell, counsel for the Underwriters (and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters) such opinion or opinions, dated the Closing Time, to the effect that:

               (i) This Agreement has been duly authorized, executed and delivered by the Company.

               (ii) The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

               (iii) The Notes are in the forms contemplated by the Indenture, have been duly authorized by the Company and, assuming that the Notes have been duly authenticated by the Trustee in the manner described in its certificate delivered to you today (which fact such counsel need not determine by an inspection of the Notes), the Notes have been duly executed, issued and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

               (iv) The Indenture has been duly qualified under the 1939 Act.

               (v) The Notes and the Indenture conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus.

               (vi) The statements contained in the Prospectus under the captions "Description of the Notes" and "Underwriting," insofar as such statements constitute summaries of legal matters, documents, proceedings, federal statutes, rules and regulations, fairly summarize in all material respects such legal matters, documents, proceedings, federal statutes, rules and regulations.

               (vii) The Registration Statement was declared effective under the 1933 Act as of the date and time specified in such opinion.

               (viii) Nothing has come to such counsel's attention that causes such counsel to believe that the Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to such Delivery Date (except for the financial statements and financial schedules and other financial data included therein and the Trustee's Statement of Eligibility on Form T-1, as to which such counsel need express no belief) do not comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Rules and Regulations.

         In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware. Such opinion shall also be to the effect that (x) such counsel has acted as counsel to the Underwriters in connection with the preparation of the Registration Statement and (y) based on the foregoing, no facts have come to the attention of such counsel which lead them to believe that the Registration Statement (except for the financial statements and financial schedules and other financial data included therein and the Trustee's Statement of Eligibility on Form T-1, as to which such counsel need express no belief) as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (except as stated above) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as set forth in clause (vi) above).

          (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chairman of the Board, its President, a Vice President or the chief financial officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

          (f) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "COMFORT LETTERS" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (g) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Ernst & Young a letter, dated the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

          (h) Maintenance of Rating. At Closing Time, the Notes shall be rated at least B2 by Moody's Investor's Service Inc. and at least BB- by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., and the Company shall have delivered to the Representatives a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Notes have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Notes or any of the Company's other debt securities by any "NATIONALLY RECOGNIZED STATISTICAL RATING AGENCY", as that term is defined by the

Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Notes or any of the Company's other debt securities.

          (i) Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all corporate proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

          (j) Additional Transactions. At Closing Time, the Representatives shall have received evidence satisfactory to them that each of the Transactions shall have occurred or will occur simultaneously with the offering of the Notes on the Closing Date, as described in the Prospectus without modification, change or waiver, except for such modifications, changes or waivers as have been specifically identified to the Representatives and which in the judgment of the Representatives do not make it impracticable or inadvisable to proceed with the offering and delivery of the Notes on the Closing Date on the terms and in the manner contemplated in the Prospectus.

          (k) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6 and 7 shall survive any such termination and remain in full force and effect.

         SECTION 6.  Indemnification.

          (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information required by Rule 430A or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

               (ii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the information required by Rule 430A or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and, provided further, that the Company will not be liable to any Underwriter with respect to any Preliminary Prospectus to the extent the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Underwriter, in contravention of a requirement of applicable law, sold Notes to a person to whom such Underwriter failed to send or give, at or prior to the Closing Time, a copy of the Prospectus, as then amended or supplemented, if: (i) the Company has previously furnished copies thereof (sufficiently in advance of the Closing Time to allow for distribution by the Closing Time) to the Underwriter and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the Preliminary Prospectus which was corrected in the Prospectus as, if applicable, amended or supplemented prior to the Closing Time and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person and (ii) such failure to give or send such Prospectus by the Closing Time to the party or parties asserting such loss, liability, claim, damage or expense would have constituted the sole defense to the claim asserted by such person. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any controlling person of that Underwriter.

          (b) Indemnification of Company, Directors, Officers and Employees. Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, its officers and employees and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense, joint and several, described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the information required by Rule 430A or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person of the Company.

          (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party may participate at its own expense in the defense of any such action and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, assume the defense thereof with counsel reasonably satisfactory to the indemnifying party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than the reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 6 if: (i) the employment of such counsel has been expressly authorized in writing by the Company, (ii) the Company has not assumed the defense of and employed counsel reasonably satisfactory to the Representatives within a reasonable time after notice of the commencement of such action or (iii) the named parties to any such action or proceeding (including impleaded parties) include both an indemnified party and the Company and such indemnified party shall have been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party, which are different from or additional to those available to the Company, and such counsel's representation of such indemnified party and the Company in such action or proceeding would give rise to a conflict of interest which would make it improper for such counsel to represent both the indemnified party and the Company (in which case the Company shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party). In no event shall the indemnifying parties be liable for reasonable fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party; and no indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there is a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Notes as set forth on such cover.

         The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding commenced by any governmental agency or body or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director, officer and employee of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Notes set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Notes to the Underwriters.

         SECTION 9.  Termination of Agreement.

          (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Notes or to enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

          (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6 and 7 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Notes which it or they are obligated to purchase under this Agreement (the "DEFAULTED NOTES"), then:

                  (a) if the number of Defaulted Notes does not exceed 10% of the aggregate principal amount of the Notes to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the number of Defaulted Notes exceeds 10% of the aggregate principal amount of the Notes to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "UNDERWRITER" includes any person substituted for an Underwriter under this
Section 10.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at North Tower, World Financial Center, New York, New York 10281-1201, attention of High Yield Capital Markets, Attn: John Hagerty; and notices to the Company shall be directed to it at the address of the Company set forth in the Registration Statement,
Attention: General Counsel (Fax: (918) 573-4503).

         SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers, employees and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers, employees and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                    Very truly yours,

                                    WILLIAMS COMMUNICATIONS
                                    GROUP, INC.

                                    By /s/ G.L. BEST
                                      ----------------------------------------
                                      Title: Vice President

CONFIRMED AND ACCEPTED,
 as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
 INCORPORATED
LEHMAN BROTHERS INC.
SALOMON SMITH BARNEY INC.

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED



By /s/ THOMAS S. HORN
  ------------------------------------
      Authorized Signatory

                                   SCHEDULE A


                                                   Principal         Principal
                                                   Amount of         Amount of
Name of Underwriter                              10.70% Notes      10.875% Notes
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated .....................     $  149,375,000     $  448,125,000
Lehman Brothers Inc. ......................        119,065,000        357,188,000
Solomon Smith Barney ......................        119,065,000        357,188,000
Banc of America Securities LLC ............         24,375,000         73,125,000
Chase Securities Inc. .....................         24,375,000         73,125,000
BNY Capital Markets, Inc. .................         11,250,000         33,750,000
Nesbitt Burns Securities Inc. .............         11,250,000         33,750,000
Wasserstein Perella Securities, Inc. ......         11,250,000         33,750,000
ABN AMRO Incorporated .....................          4,285,000         12,857,000
BancBoston Robertson Stephens Inc. ........          4,285,000         12,857,000
CIBC World Markets Inc. ...................          4,285,000         12,857,000
Credit Lyonnais Securities (USA) Inc. .....          4,285,000         12,857,000
Credit Suisse First Boston Corporation ....          4,285,000         12,857,000
Deutsche Bank Securities Inc. .............          4,285,000         12,857,000
Scotia Capital Markets (USA) Inc. .........          4,285,000         12,857,000
Total .....................................     $  500,000,000     $1,500,000,000
                                                ==============     ==============





                                     Sch A-1

                                   SCHEDULE B

                       WILLIAMS COMMUNICATIONS GROUP, INC.

             $500,000,000 OF 10.70% SENIOR REDEEMABLE NOTES DUE 2007

         1. The initial public offering price of the 10.70% Notes shall be 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

         2. The purchase price to be paid by the Underwriters for the 10.70% Notes shall be 97.50% of the principal amount thereof.

         3. The interest rate on the 10.70% Notes shall be 10.70% per annum.



           $1,500,000,000 OF 10.875% SENIOR REDEEMABLE NOTES DUE 2009

         1. The initial public offering price of the 10.875% Notes shall be 99.249% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

         2. The purchase price to be paid by the Underwriters for the 10.875% Notes shall be 96.749% of the principal amount thereof.

         3. The interest rate on the 10.875% Notes shall be 10.875% per annum.



                                     Sch B-1

                                   SCHEDULE C

                            Significant Subsidiaries



Williams Communications, Inc.
Williams Communications Solutions, LLC




                                     Sch C-1